Exhibit 23.1

We consent to the incorporation by reference in Registration Statement on Form S-3 of our report dated February 28, 2019, relating to the consolidated financial statements of Sierra Oncology, Inc. and subsidiaries (the “Company”) appearing in the Annual Report on Form 10-K of Sierra Oncology for the year ended December 31, 2018, and to the reference to us under the heading “Experts” in the Prospectus, which is part of this Registration Statement.

/s/ DELOITTE & TOUCHE LLP

Grand Rapids, Michigan

November 7, 2019